As filed with the Securities and Exchange Commission on April 9, 2002

================================================================================
                                                      Registration No. 333-_____

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                           SELECT COMFORT CORPORATION
             (Exact name of registrant as specified in its charter)

              Minnesota                                 41-1597886
   (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                   Identification No.)

       6105 Trenton Lane North
       Minneapolis, Minnesota                              55442
   (Address of principal executive offices)              (Zip code)

                             -----------------------

            SELECT COMFORT CORPORATION PROFIT SHARING AND 401(k) PLAN
                            (Full title of the plan)

                             -----------------------

                                 Mark A. Kimball
                    Senior Vice President and General Counsel
                           Select Comfort Corporation
                             6105 Trenton Lane North
                          Minneapolis, Minnesota 55442
                                 (763) 551-7070
                      (Name, address and telephone number,
                   including area code, of agent for service)

                            -------------------------

        Approximate date of commencement of proposed sale to the public:
           Immediately upon the filing of this Registration Statement
                              --------------------

                         CALCULATION OF REGISTRATION FEE

 ====================== ============== =========================== ======================== ================
  Title of securities    Amount to be      Proposed maximum            Proposed maximum         Amount of
   to be registered     registered (1) offering price per unit (2) aggregate offering price registration fee
 ---------------------- -------------- --------------------------- ------------------------ ----------------
 Common Stock, par          400,000               $3.96                   $1,584,000             $145.73
 value $.01 per share
 ====================== ============== =========================== ======================== ================

(1) Represents an increase in the total number of shares reserved for issuance under the Select Comfort Corporation Profit Sharing and 401(k) Plan. 100,000 shares have been previously registered under a registration statement on Form S-8 (File No. 333-79157). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan and includes an indeterminate number of additional shares that may be offered and sold as a result of anti-dilution provisions described in the plan.

(2) Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the amount of the registration fee, based on the average between the high and low sales prices of Select Comfort's common stock on April 3, 2002 on the over-the-counter market, as reported by the Nasdaq National Market.

================================================================================

                    STATEMENT UNDER GENERAL INSTRUCTION E --
                      REGISTRATION OF ADDITIONAL SECURITIES

     The registrant, Select Comfort Corporation, previously filed a registration statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 333-79157) in connection with the registration of 100,000 shares of Select Comfort common stock to be issued under the Select Comfort Corporation Profit Sharing and 401(k) Plan.

     Pursuant to General Instruction E of Form S-8, this registration statement is filed by Select Comfort solely to register an additional 400,000 shares of Select Comfort common stock reserved for issuance under the Select Comfort Corporation Profit Sharing and 401(k) Plan. Pursuant to Instruction E, the contents of Select Comfort's previously filed registration statement on Form S-8 (SEC File No. 333-79157), including without limitation periodic reports that Select Comfort has filed, or will file, after this registration statement to maintain current information about Select Comfort, are hereby incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.

     In addition, the following documents previously filed (File No. 0-25121) with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are, as of their respective dates, incorporated by reference in this registration statement:

          (a) The Annual Report on Form 10-K of Select Comfort Corporation for the fiscal year ended December 29, 2001 (which incorporates by reference certain portions of Select Comfort's definitive proxy statement for Select Comfort's 2002 Annual Meeting of Shareholders);

          (b) All other reports filed pursuant to Section 13 (a) or 15 (d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

          (c) The description of Select Comfort's common stock contained in a registration statement filed pursuant to the Exchange Act, together with any amendments or reports filed for the purpose of updating that description.

     In addition,  all documents filed by Select Comfort pursuant to Sections 13
(a), 13 (c), 14, or 15 (d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment that indicates that all shares of common stock offered have been sold, or that deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this registration statement from the date of filing of those documents.

     Any statement contained in a document incorporated (or deemed to be incorporated) by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by any other subsequently filed document that is or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                                     Part II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

EXHIBIT NO.

5.1       Opinion of Oppenheimer Wolff & Donnelly LLP (filed herewith).

23.1      Consent of KPMG LLP (filed herewith).

23.2      Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).

24.1      Power of Attorney (included on page 6 of this Registration Statement).

     The Registrant hereby undertakes that it will submit or have submitted in a timely manner the Plan and any amendment thereto to the Internal Revenue Service for purposes of obtaining a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 9, 2002.

                                SELECT COMFORT CORPORATION

                                By: /s/ William R. McLaughlin
                                   ---------------------------------------------
                                    William R. McLaughlin
                                    President and Chief Executive Officer
                                    (principal executive officer)


                                By: /s/ James C. Raabe
                                   ---------------------------------------------
                                    James C. Raabe
                                    Chief Financial Officer
                                    (principal financial and accounting officer)

                                POWER OF ATTORNEY

     Each person whose signature  appears below constitutes and appoints William
R. McLaughlin and James C. Raabe, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on April 9, 2002 by the following persons in the capacities indicated.

SIGNATURE                                  TITLE

        /s/ Patrick A. Hopf               Chairman of the Board
-----------------------------------
Patrick A. Hopf

        /s/ William R. McLaughlin         President and Chief Executive Officer
-----------------------------------       and Director
William R. McLaughlin

        /s/ Thomas J. Albani              Director
-----------------------------------
Thomas J. Albani

        /s/ Christopher P. Kirchen        Director
-----------------------------------
Christopher P. Kirchen

        /s/ David T. Kollat               Director
-----------------------------------
David T. Kollat

        /s/ Ervin R. Shames               Director
-----------------------------------
Ervin R. Shames

        /s/ Jean-Michel Valette           Director
-----------------------------------
Jean-Michel Valette


     Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Select Comfort Corporation Profit Sharing and 401(k) Plan have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 9, 2002.

                                SELECT COMFORT CORPORATION
                                PROFIT SHARING AND 401(k) PLAN

                                By: /s/ Thomas F. Masloski, Jr.
                                   ---------------------------------------------
                                    Thomas F. Masloski, Jr.
                                    Director of Compensation and Benefits

                           SELECT COMFORT CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


  NO.                        ITEM                       METHOD OF FILING

5.1   Opinion of Oppenheimer Wolff & Donnelly LLP....Filed herewith.

23.1  Consent of KPMG LLP............................Filed herewith.

23.2  Consent of Oppenheimer Wolff & Donnelly LLP....Included in Exhibit 5.1.

24.1  Power of Attorney..............................Included on the signature page to this registration
                                                     statement.

                                                                     Exhibit 5.1
                  [Oppenheimer Wolff & Donnelly LLP Letterhead]

April 9, 2002


Select Comfort Corporation
6105 Trenton Lane North, Suite 100
Minneapolis, Minnesota  55442

Re:     Select Comfort Corporation
        Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Select Comfort Corporation, a Minnesota corporation (the "Company"), in connection with the registration by the Company of: (a) 400,000 shares (collectively, the "Shares") of common stock, par value $.01 per share (the "Common Stock") of the Company, and (b) an indeterminate amount of plan interests (the "Interests") issuable under the Company's Profit Sharing and 401(k) Plan (the "Plan"), pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission on April 9, 2002 (the "Registration Statement"). We understand that it is the Company's intention that the Shares will either be issued by the Company (the "Original Issuance Shares") or purchased by the Plan Trustee on the open market (the "Previously Issued Shares").

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

1. The Company has the corporate authority to issue the Original Issuance Shares in the manner and under the terms set forth in the Registration Statement. The Original Issuance Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Plan as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

2. The Company had the corporate authority to issue the Previously Issued Shares. The Previously Issued Shares have been duly authorized and shall continue to be validly issued, fully paid and nonassessable after being purchased in the open market transactions.

3. The Interests, when issued, delivered and paid for in accordance with the Plan as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We express no opinion with respect to laws other than those of the State of Minnesota and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement.

Very truly yours,

OPPENHEIMER WOLFF & DONNELLY LLP

/s/ Oppenheimer Wolff & Donnelly LLP

                                                                    Exhibit 23.1


The Board of Directors
Select Comfort Corporation

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Incorporation of Documents by Reference" in this Registration Statement on Form S-8.

                                    KPMG LLP

                                    /s/ KPMG LLP

Minneapolis, Minnesota
April 9, 2002